Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Actuant Australia Ltd.	Australia
Hedley Purvis (Asia Pacific) Pty Ltd.	Australia
D.L. Ricci Australia	Australia
Osterreichische Kopp Ges.mbH	Austria
Hydratight Equipamentos e Servicos Ltda.	Brazil
Power Packer do Brazil	Brazil
Actuant Canada Corporation	Canada
Actuant China Ltd.	China
Actuant Hydraulic Co. Ltd.	China
Baostone	China
Gits Engineered Components Shanghai Co., Ltd.	China
Actuant Changchun Co. Ltd.	China
Actuant China Industries	China
New England Controls, Inc.	Connecticut
Nielsen Hardware Corporation	Connecticut
Kopp Elektrotechnika Spoll s.r.o	Czech Republic
Acme Electric Mexico Holdings I, Inc.	Delaware
Acme Electric Mexico Holdings II, Inc.	Delaware
Atlantic Guest, Inc.	Delaware
Guest Building, LLC	Delaware
Key Components Finance Corp	Delaware
Key Components, LLC	Delaware
Kwikee Products Company, LLC	Delaware
Transformex, Inc.	Delaware
Versa Technologies, Inc.	Delaware
Actuant International Holdings, Inc.	Delaware
Precision Sure-Lock, Inc.	Delaware
Coils Holdings, Inc.	Delaware
Actown-Electrocoil, Inc.	Delaware
BEP Marine, Inc.	Delaware
Maxima Holding Company Inc.	Delaware
Maxima Technologies & Systems, LLC	Delaware
Maxima Holdings Europe, Inc.	Delaware
Gits Mfg. Co. LLC	Delaware
Actuant France SA	France
Hydratight SAS	France
Yvel S.A.	France
Actuant Europer Holdings SAS	France
Brunnquell GmbH	Germany
Condor Installationstechnik GmbH	Germany
CPS Convertible Power Systems GmbH	Germany
Enerpac GmbH	Germany
Heinrich Kopp GmbH	Germany
Hydratight Injectaseal Deutschland GmbH	Germany
AIC (Hong Kong) Ltd	Hong Kong
Magyar KOPP Kft.	Hungary
Templeton, Kenly & Co., Inc.	Illinois
Enerpac Hydraulic Technology (India) Pvt. Ltd.	India
Anchor Kopp Electricals Pvt. Ltd.	India
Indo Asian Fusegear Pvt. Ltd.	India

Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Applied Power Japan Ltd.	Japan
Hedley Purvis, Inc.	Louisiana
Superior Plant Services	Louisiana
MT&S Europe, S.a.r.l.	Luxembourg
Acme Electric de Mexico S. De. R.L. de C.V.	Mexico
Acme Electric MFG de Mexico S. De. R.L. de C.V.	Mexico
Grupo Industrial Baja Tec S.A. de C.V.	Mexico
Servicios Acme de Mexico S. De. R.L. de C.V.	Mexico
Instrumentos Stewart Warner de Mexico S.A. de C.V.	Mexico
D.L. Ricci Corp.	Mexico
M&R Leasing Corp.	Mexico
Actuant Europe CV	Netherlands
Actuant Finance CV	Netherlands
Applied Power Europa BV	Netherlands
Dresco BV	Netherlands
Enerpac BV	Netherlands
Hydratight BV	Netherlands
Power Packer Europa BV	Netherlands
T.T. Fijnmechanica BV	Netherlands
Veha Haaksbergen BV	Netherlands
Enerpac Integrated Solutions BV	Netherlands
Actuant Investments, Inc.	Nevada
Actuant Receivables Corporation	Nevada
Applied Power Investments II, Inc.	Nevada
VT Holdings II, Inc.	Nevada
A.W. Sperry Instruments, Inc.	New York
Acme Electric Corporation	New York
BW Elliott Mfg. Co., LLC	New York
Key Components, Inc.	New York
BEP Marine Ltd.	New Zealand
Hydratight Norge AS	Norway
Kopp Elektrotechnicka Sp.z.o.o	Poland
Actuant LLC	Russia
Applied Power Moscow	Russia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Hydratight Pte. Ltd.	Singapore
Actuant Korea Ltd.	South Korea
Power Packer Espana SA	Spain
Maxima Spain Holdings, S.L.	Spain
Maxima Technologies, S.L.	Spain
Enerpac Spain, S.L.	Spain
Applied Power International SA	Switzerland
BH Electronics	Tennessee
Amveco Holdings Mexico, LLC	Texas
Amveco Magnetics, Inc.	Texas
Hydratight Operations, Inc.	Texas
PSL Holdings, Inc.	Texas
Gits Mfg. (Thailand) Co. Ltd.	Thailand
Hydratight Ltd.	Trinidad
HEKO Electrotechnique SARL	Tunisia
Ergun Kriko San, AA	Turkey
Actuant International Ltd.	UK
Actuant Ltd.	UK
Energise IT Limited	UK
Enerpac Ltd.	UK

Hedley Purvis Group Ltd.	UK
Hedley Purvis Holdings Ltd.	UK
Hedley Purvis International Ltd.	UK
Hydratight Ltd.	UK
Hedley Purvis Ventures Ltd.	UK
Hydratight Operations, Ltd.	UK
Actuant Finance Ltd.	UK
D.L. Ricci Ltd.	UK
Enerpac Middle East FZE	United Arab Emirates
Columbus Manufacturing, LLC	Wisconsin
Enerpac Corp.	Wisconsin
GB Tools and Supplies, Inc.	Wisconsin
Hydratight Inc.	Wisconsin